EXHIBIT 7.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being the members of the Executive Committee of the Board of Directors of Morgan Stanley Smith Barney LLC, a Delaware limited liability company, hereby constitute and appoint Benjamin Huneke, Scott Richardson and David Rosen, jointly and severally, as our attorneys-in-fact, each with full power of substitution, to sign on my behalf and in his name and to file with the Securities and Exchange Commission, or the securities regulatory authority of any state, a Registration Statement on Form S-6 under the Securities Act of 1933, as amended, or any successor form or form, a Registration Statement on Form N-8B-2 under the Investment Company Act of 1940, as amended, or any successor form or forms, a Notification of Registration on Form N-8A under the Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder, and any and all amendments thereto, including post-effective amendments, exhibits and any and all other appropriate documents in connection therewith or otherwise and any and all applications for exemptive relief, relating to the proposed registration and issuance of units, both in the primary and the secondary markets, of unit investment trusts of every kind and nature of various and successive series established in accordance with the Investment Company Act of 1940 for which Morgan Stanley Smith Barney LLC will act as Sponsor and provide portfolio supervisory services, and hereby grant unto each of said attorneys-in-fact full power and authority to do and perform each and every lawful act and deed necessary to effectuate such Registration Statements, and to maintain the effectiveness of such Registration Statements for such unit investment trust, that each or any of them may lawfully do or cause to be done.

IN WITNESS WHEREOF, the undersigned have hereunto set his/her hand this 24th day of May, 2016.

/s/ Jed Finn
Jed Finn

/s/ James Janover
James Janover

POWER OF ATTORNEY

The undersigned, each being the Co-Chairman, Co-Chief Executive Officer and Co-President of Morgan Stanley Smith Barney LLC, a Delaware limited liability company, hereby constitutes and appoints Scott Richardson, as an attorney-in-fact, with full power of substitution, to sign on my behalf and in my name and to file with the Securities and Exchange Commission, or the securities regulatory authority of any state, a Registration Statement on Form S-6 under the Securities Act of 1933, as amended, or any successor form or forms, a Registration Statement on Form N-8B-2 under the Investment Company Act of 1940, as amended, or any successor form or forms, a Notification of Registration on Form N-8A under the Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder, and any and all amendments thereto, including post-effective amendments, exhibits and any and all other appropriate documents in connection therewith or otherwise and any and all applications for exemptive relief, relating to the proposed registration and issuance of units, both in the primary and the secondary markets, of unit investment trusts of every kind and nature of various and successive series established in accordance with the Investment Company Act of 1940 for which Morgan Stanley Smith Barney LLC will act as Sponsor and provide portfolio supervisory services, and hereby grant unto said attorney-in-fact full power and authority to do and perform each and every lawful act and deed necessary to effectuate such Registration Statements, and to maintain the effectiveness of such Registration Statements for such unit investment trust, that he may lawfully do or cause to be done.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 24th day of May, 2016.

/s/ Shelley S. O’Connor
Shelley S. O’Connor
Co-Chairman, Co-Chief Executive Officer and Co-President

/s/ Andrew Saperstein
Andrew Saperstein
Co-Chairman, Co-Chief Executive Officer and Co-President